Exhibit 4.2

FIRST AMENDMENT TO
AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT (the “First Amendment”) is dated as of March 15, 2004 among DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company) (“DB”), as administrative agent (the “Lender Agent”) for the lenders (the “Lenders”) party to the Credit Agreement, DB, as Collateral Agent, pursuant to Section 9(b) of that Amended and Restated Intercreditor Agreement dated as of June 13, 2003 (the “Intercreditor Agreement”), by and among the parties hereto.  All terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Credit Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto executed the Intercreditor Agreement in connection with the First Amended and Restated Credit Agreement.

WHEREAS, concurrently herewith the First Amended and Restated Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Secured Credit Agreement dated as of March 15, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”) among Owens-Brockway Glass Container Inc., a Delaware corporation, OI Plastic Products FTS Inc., a Delaware corporation, United Glass Limited, a limited liability company incorporated under the laws of England and Wales, Owens Illinois (Australia) Pty Limited, a limited liability company organized under the laws of Australia, ACI Operations Pty Limited, a limited liability company organized under the laws of Australia, Aziende Vetrarie Industriali Ricciardi - AVIR S.p.A., a joint stock company organized under the laws of Italy, O-I Canada Corp., a Nova Scotia corporation, from and after the BSN Acquisition Closing Date, BSN Glasspack, S.A., a French société anonyme, Owens-Illinois Group, Inc., a Delaware corporation, the Administrative Agent, the Lenders, Joint Lead Arrangers, Joint Book Managers, Co-Syndication Agents, Co-Documentation Agents, Senior Managing Agents and other agents named therein.

WHEREAS, execution and delivery of this First Amendment is a condition to the effectiveness of the Second Amended and Restated Credit Agreement.

WHEREAS, the Requisite Obligees (as defined in the Intercreditor Agreement) have consented in writing to this First Amendment.

WHEREAS, after the execution of the Second Amended and Restated Credit Agreement, the Lenders have agreed to extend certain Tranche C and Tranche D Term Loans to certain Borrowers thereunder.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

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ARTICLE I.  AMENDMENTS TO DEFINITIONS

(a)                                  All of the references in the Intercreditor Agreement to the “Credit Agreement” are hereby deemed to be references to the Second Amended and Restated Credit Agreement.

(b)                                 Initially capitalized terms used in the Intercreditor Agreement without definition shall have the meanings set forth for such terms in the Second Amended and Restated Credit Agreement, including without limitation, “Obligations,” “Loans,” and “Commitments.”

ARTICLE II.  COUNTERPARTS

This First Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

ARTICLE III.  REFERENCE TO AND EFFECT ON THE SECOND AMENDED AND
RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS

On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Intercreditor Agreement, and each reference in the other Loan Documents to the “Intercreditor Agreement”, “thereunder”, “thereof” or words of like import referring to the Intercreditor Agreement shall mean and be a reference to the Intercreditor Agreement as amended by this First Amendment.

ARTICLE IV.  GOVERNING LAW

THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Lender Agent for the Lenders

By:	/s/ Vicki Floyd
Name:	Vicki Floyd
Title:	Managing Director

Notice Address:

Deutsche Bank Trust Company Americas
31 West 52nd Street
New York, New York 10019
Attention: Mary Jo Jolly

With a copy to:

Deutsche Bank Trust Company Americas
222 South Riverside Plaza
MS CHI105-2900
Chicago, Illinois 60606
Telephone:	(213) 620-8465
Fax:	(213) 620-8484
Attention: Marla Heller

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Vicki Floyd
Name:	Vicki Floyd
Title:	Managing Director

Notice Address:

Deutsche Bank Trust Company Americas
31 West 52nd Street
New York, New York 10019
Attention: Mary Jo Jolly

With a copy to:

Deutsche Bank Trust Company Americas
222 South Riverside Plaza
MS CHI105-2900
Chicago, Illinois 60606
Telephone:	(213) 620-8465
Fax:	(213) 620-8484
Attention: Marla Heller

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The undersigned, by its execution of this Acknowledgment to the First Amendment to Amended and Restated Intercreditor Agreement, in the space provided below, hereby acknowledges and agrees to the foregoing provisions of this First Amendment.

On behalf of each entity listed below

By:	/s/ James W. Baehren
Name:	James W. Baehren
Title:	Vice President

ACI America Holdings, Inc.	OI Plastic Products FTS Inc.
Brockway Realty Corporation	OI Poland Inc.
Brockway Research, Inc.	OI Puerto Rico STS Inc.
Continental PET Technologies, Inc.	OI Regioplast STS Inc.
NHW Auburn, LLC	OI Venezuela Plastic Products Inc.
OB Cal South Inc.	OIB Produvisa Inc.
OI AID STS Inc.	Overseas Finance Co.
OI Auburn Inc.	Owens-Brockway Glass Container Inc.
OI Australia Inc.	Owens-Brockway Glass Container Trading
OI Brazil Closure Inc.	Company
OI California Containers Inc.	Owens-Brockway Packaging, Inc.
OI Castalia STS Inc.	Owens-Brockway Plastic Products Inc.
OI Consol STS Inc.	Owens-Illinois Closure Inc.
OI Ecuador STS Inc.	Owens-Illinois General Inc.
OI Europe & Asia Inc.	Owens-Illinois Group Inc.
OI General Finance Inc.	Owens-Illinois Prescription Products Inc.
OI General FTS Inc.	Owens-Illinois Specialty Products Puerto Rico, Inc.
O-I Health Care Holding Corp.	Product Design & Engineering, Inc.
OI Holding Company, Inc.	Seagate, Inc.
OI Hungary Inc.	Seagate II, Inc.
OI International Holdings Inc.	Seagate III, Inc.
OI Levis Park STS Inc.	Specialty Packaging Licensing Company
OI Medical Inc.	Universal Materials, Inc.
OI Peru STS Inc.

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